SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WORLD WEB PUBLISHING.COM CORP.**, did on August 14, 2000, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 26, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 26, 2007

Job Number: C20070925-1140
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070652197-39	Amended & Restated Articles	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number 20070652197-39
[signature]	Filing Date and Time 09/25/2007 10:30 AM
Ross Miller Secretary of State State of Nevada	Entity Number C21676-2000

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

WORLD WEB PUBLISHING.COM CORP.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). Please entitle your attached articles **"Restated" or "Amended and Restated,"** accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

WORLD WEB PUBLISHING.COM CORP.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

FIRST: The name of the corporation is **WORLD WEB PUBLISHING.COM CORP.**

SECOND: The amount of the total authorized capital stock of this corporation is **fifty million (50,000,000) shares of common stock having $0.001 par value per share.**

THIRD: The number of the directors constituting the entire Board will be not less than one (1) nor more than fifteen (15) as fixed from time to time by vote of the majority of the entire Board, provided, however, that the number of directors will not be reduced so as to shorten the term of any director at the time in office.

FOURTH: The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

FIFTH: The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

SIXTH: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

STOCKHOLDER APPROVAL

The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: **100%**

OFFICER'S SIGNATURE

The undersigned, President of the Corporation, for the purpose of amending and restating the Articles of Incorporation for WORLD WEB PUBLISHING.COM CORP., hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the Corporation and that the facts stated herein are true.

GEOFFREY ARMSTRONG,
PRESIDENT